                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Continental Homes Holding Corp. of our report dated December 20, 1991 relating to the November 30, 1991 financial statements of Miltex Mortgage of Texas, Inc. (a wholly-owned subsidiary of Milburn Investment, Inc.), which appears in the Current Report on Form 8-K/A-1 of Continental Homes Holding Corp. dated July 29, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse

Austin, Texas
February 28, 1994